UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2015

Universal Truckload Services, Inc.

(Exact name of registrant as specified in its charter)

Michigan	0-51142	38-3640097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12755 E. Nine Mile Road, Warren, Michigan

(Address of principal executive offices)

48089

(Zip Code)

(586) 920-0100

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 29, 2015, Universal Truckload Services, Inc. (the “Company”) issued a press release announcing the Company’s financial and operating results for the thirteen weeks ended March 28, 2015, a copy of which is furnished as Exhibit 99.1 to this Form 8-K.

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) On April 29, 2015, the Board of Directors (the “Board”) of the Company approved and authorized the Company to enter into a restricted stock bonus award agreement (the “Agreement”) dated as of April 29, 2015 with Jeffrey A. Rogers, a director and the Chief Executive Officer of the Company. Under the Agreement, Mr. Rogers was issued an additional 20,000 shares of restricted common stock of the Company pursuant to the Company’s 2014 Amended and Restated Stock Incentive Plan to supplement his March 5, 2015 restricted stock bonus award. The Agreement provides that 25% of the restricted shares vested on the date of the grant, and the remaining 15,000 restricted shares will vest in three equal increments of 5,000 restricted shares on March 5 in 2016, 2017 and 2018, subject to Mr. Rogers’ continued service with the Company through such dates. Mr. Rogers was granted the restricted shares of common stock in recognition of his performance to date and to incentivize continued future performance.

The foregoing summary of the Agreement is qualified in its entirety by reference to the actual Agreement, which is filed as Exhibit 10.1 to this report and incorporated by reference herein.

Item 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On April 29, 2015, the Board amended the Company’s Second Amended and Restated Bylaws (the “Bylaws”), effective as of May 13, 2015, by adding a new Article XIV (the “Amendment”). The Amendment provides that unless the Company consents in writing to the selection of an alternative jurisdiction, to the greatest extent permitted by applicable law, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a legal or fiduciary duty owed by any director or officer or other employee of the Company to the Company or the Company’s shareholders, (iii) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the Michigan Business Corporation Act or the Amended and Restated Articles of Incorporation of the Company or the Bylaws (in each case, as they may be amended from time to time), or (iv) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine, shall be the Circuit Court of the County of Macomb in the State of Michigan or the United States District Court for the Eastern District of Michigan, Southern Division.

The Bylaws, as amended, are filed as Exhibit 3.1 to this report and are incorporated by reference herein. The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Bylaws, as amended.

Item 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On April 29, 2015, the Company held its 2015 Annual Shareholders’ Meeting. Our shareholders considered two proposals, each of which is described in the Proxy Statement dated March 30, 2015 for the meeting. A total of 29,957,422 shares, or 99.94% of the total shares outstanding, were represented in person or by proxy. The final results of votes with respect to the proposals submitted for shareholder vote at the 2015 Annual Shareholders’ Meeting are set forth below.

Proposal 1—Election of Directors

Our shareholders elected for one-year terms all persons nominated for election as directors as set forth in our proxy statement dated March 30, 2015. The following table sets forth the vote of the shareholders at the meeting with respect to the election of directors:

	For	Withheld
Matthew T. Moroun	26,312,681	2,833,293
Manuel J. Moroun	24,006,942	5,139,032
Frederick P. Calderone	27,512,443	1,633,531
Joseph J. Casaroll	28,197,089	948,885
Daniel J. Deane	28,567,548	578,426
Michael A. Regan	28,567,548	578,426
Jeffrey A. Rogers	27,998,703	1,147,271
Daniel C. Sullivan	26,901,068	2,244,906
Richard P. Urban	28,197,089	948,885
Ted B. Wahby	28,196,689	949,285
H.E. “Scott” Wolfe	27,506,158	1,639,816

There were 811,448 broker non-votes with respect to this proposal.

Proposal 2—Ratification of Appointment of Independent Registered Public Accountants

Our shareholders voted upon and approved the ratification of the appointment of BDO USA, LLP to serve as our independent registered public accountants for the year ending December 31, 2015. The votes on this proposal were as follows:

For	Against	Abstain
29,942,239	3,290	11,893

There were no broker non-votes with respect to this proposal.

Item 8.01 OTHER EVENTS

On April 29, 2015, the Company issued a press release announcing that the Board declared a quarterly cash dividend of $0.07 per share of common stock. The dividend is payable to the Company’s shareholders of record at the close of business on May 11, 2015, and is expected to be paid on May 21, 2015. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description of Exhibit
3.1	Third Amended and Restated Bylaws of the Company, as amended on April 29, 2015.

10.1	Restricted Stock Bonus Award Agreement dated as of April 29, 2015 by and between Universal Truckload Services, Inc. and Jeffrey A. Rogers.

99.1	Press Release dated April 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIVERSAL TRUCKLOAD SERVICES, INC.

Date: April 29, 2015	/s/ David A. Crittenden
David A. Crittenden
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Third Amended and Restated Bylaws of the Company, as amended on April 29, 2015.

10.1	Restricted Stock Bonus Award Agreement dated as of April 29, 2015 by and between Universal Truckload Services, Inc. and Jeffrey A. Rogers.

99.1	Press Release dated April 29, 2015.